HUBCO, INC.

                                      PROXY

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 April 22, 1998
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Robert J. Burke and James E. Schierloh and each of them, as Proxy, each with full power of substitution to vote all of the stock of HUBCO, Inc. standing in the undersigned's name at the Annual Meeting of Shareholders of HUBCO, INC., to be held at the Sheraton Crossroads, Crossroads Corporate Center, Route 17 North, Mahwah, New Jersey on April 22, 1998, at 11:00 a.m., and at any adjournments or postponements thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

         This proxy will be voted as specified herein. If no choice is specified, this proxy will be voted FOR the Board of Directors' nominees and FOR the approval of the amendment to the HUBCO, Inc. Restricted Stock Plan and FOR the amendment to the HUBCO, Inc. 1995 Stock Option Plan.


                           (continued on reverse side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                                  HUBCO, INC.

                                 April 22, 1998


               (Please detach and Mail in the Envelope Provided)


A |X| Please mark your votes as in this example.

The Board of Directors recommends a vote FOR the Board of Directors' nominees and FOR the approval of the amendment to the HUBCO, Inc. Restricted Stock Plan and FOR the amendment to the HUBCO, Inc. 1995 Stock Option Plan.



                                                 WITHHOLD
                       FOR                      AUTHORITY
                    all nominees          to vote for all nominees
                   listed at right           listed at right
1.  ELECTION OF                                               Nominees:  Thomas R. Farley
    DIRECTORS          [_|                         |_|                   Kenneth T. Neilson
                                                                         Joan David
                                                                         Sister Grace Frances Strauber


(INSTRUCTION: To withhold authority to vote for any individual nominees, check the box to vote "FOR" all nominees and strike a line through the nominee's name in the list at right for which authority to vote is being withheld.


2. An amendment to the HUBCO, Inc. Restricted Stock Plan (the "Restricted Stock Plan") to extend the termination date of the Restricted Stock Plan to December 12, 2005, to increase the maximum number of shares of common stock which may be amended under the Restricted Stock Plan by authorizing an additional 250,000 shares to be issued after May 25, 1997, and to provide in the event of a Change in Control (as defined in the Restricted Stock Plan) for the automatic expiration of the Restricted Period (as defined in the Restricted Stock Plan) related to any grant of restricted shares which at such time is five years of less of duration.

        [_|  FOR             |_|   AGAINST            |_|  ABSTAIN


3. An amendment to the HUBCO, Inc. 1995 Stock Option Plan (the "Stock Option Plan") to increase the maximum number of shares of common stock which may be made subject to options granted pursuant to the Stock Option Plan by authorizing an additional 750,000 shares to be issued after May 25, 1997, to increase the maximum number of shares of common stock with respect to these options which may be granted to any one person during the term of the Stock Option Plan to 437,500 and to remove language which links the number of shares which may be granted pursuant to the Stock Option Plan to the number of shares which may be granted pursuant to the Restricted Stock Plan

        [_|  FOR             |_|   AGAINST            |_|  ABSTAIN



4. In their discretion upon such other matters as may properly come before the meeting.


        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE                                    SIGNATURE
         ----------------------------------            -------------------------
DATED:                         , 1997        DATED:                      , 1997
      -------------------------                   -----------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing in the name of a corporation or partnership, please sign with corporate or partnership name and indicate title of authorized signatory.